EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS
for the regulation, except as otherwise providedby statute or the Certificate of Incorporation of Carolco Entertainment Inc.

Article 1
General Provisions

Section 1.1    Principal Executive Office

The principal executive office of the Corporation shall be located at 8800 Sunset Boulevard, Los
Angeles, California 90069. The Board of Directors shall have the power to change the principal office to another location and may fix and locate one or more subsidiary offices at any place.

Section 1.2    Number of Directors

The affairs of the Corporation shall be managed by a Board of Directors (the "Board") consisting of not less than three (3) nor more than twenty-one (21) directors. Directors need not be Stockholders or citizens or residents of the United States. The exact number of directors within the limits specified shall be twenty-one (21) until changed by an amendment to these Bylaws duly adopted by the Board or by the Stockholders.

Section 1.3    Registration of Shares

The Corporation shall recognize each person registered in its stock ledger as the exclusive owner and holder of the shares registered in his name and as the "Stockholder" for all purposes hereunder with the exclusive rights inter alia to vote the shares, to receive dividends declared with respect to the shares, to transfer the shares to others, and to exercise any other rights of Stockholders. The Corporation shall have no obligation to recognize any equitable or other claim or interest in any shares on the part of any person or persons other than the registered owner, as set forth in the stock ledger, whether or not the Corporation shall have any notice thereof, except as may otherwise be provided by the laws of the State of Delaware. "Shares" for purposes hereof, shall mean shares of the Corporation's stock authorized by its Certificate of Incorporation and registered in the stock ledger as issued and outstanding, including any one or more classes of stock so authorized, and whether or not such share is deemed to have voting or other privileges.

Article 2
Shares and Stockholders

Section 2.1    Share Certificates

A.   In General

The Corporation shall issue a certificate or certificates representing shares of its capital stock. Each certificate so issued shall be signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer,
Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and shall state the name of the record owner thereof and represent the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

B.   Form of Certificates

There shall be set forth on the face or back of a certificate which the Corporation shall issue to represent a class or series of stock one of the following:

1. A statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights;
or

2.   A summary of the statement described in
Subsection 2.1.B.1 above.

If a security of the Corporation is subject to a restriction on the transfer or registration thereof, such restriction shall be noted, in writing, conspicuously upon the certificate representing the security.

C.   Fractional Share Interests

The Corporation may, but shall not be required to, issue certificates representing a fraction of a share and, in this event, the holder thereof shall have all the rights appurtenant to ownership of that interest in the Corporation. If the Corporation elects not to issue certificates representing a fraction of a share to the persons entitled thereto, it shall, at its election, either:

1. Arrange for disposition of the fractional interest by those entitled thereto.

2. Pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

3. Issue scrip or warrants in registered or bearer form which entitles the holder to receive a full share upon surrender of such scrip or warrants aggregating one or more full shares, which scrip or warrants may, if the Board elects, either become (i) void if not so surrendered on or before a specified date, or (ii) subject to such other conditions or limitations as may be designated by the Board.

Section 2.2    Transfer of Certificates

Where a certificate for shares is presented to the Corporation or its transfer clerk or transfer agent with a request to register a transfer of shares, the Corporation is under a duty to register the transfer, cancel the certificate presented, and issue a new certificate if:

A. The certificate is endorsed or the instructions originated by the appropriate person or persons;

B. Reasonable assurance is given that those endorsements or instructions are genuine and effective;

C. The Corporation has no duty to inquire into adverse claims or has discharged any such duty;

D. Any applicable law relating to the collection of taxes has been complied with; and

E. The transfer is in fact rightful or is to a bona fide purchaser.

Section 2.3    Lost Certificates

Where a certificate is alleged to have been lost, destroyed or stolen, the Corporation shall issue a new certificate in place of the original if the owner:

A. So requests, in writing, before the Corporation has notice that the certificate has been acquired by a bona fide purchaser; and

B.   If so requested by the Board, gives the
Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, destruction or theft of such certificate or the issuance of such new certificate.

Except as above provided, no new certificate for shares shall be issued in lieu of an old certificate unless the Corporation is ordered to do so by a court in a judgment in an action brought in a court of appropriate jurisdiction.

Section 2.4    Meetings of Stockholders

A.   Place of Meetings

Meetings of Stockholders shall be held at any place within or without the State of Delaware designated by the Board. In the absence of any such designation, Stockholders' meetings shall be held at the principal executive office of the Corporation.
B.   Annual Meetings

An annual meeting of the Stockholders of the Corporation shall be held for the election of directors on the date and at the time fixed, from time to time, by the Board. The first annual meeting shall be held on a date within thirteen (13) months after the organization of the Corporation and each subsequent annual meeting shall be held on a date within thirteen (13) months after the immediately preceding annual meeting. Any other proper subject for Stockholder consideration may be transacted which may be presented at the meeting, whether or not included in the notice of the meeting.

C.   Special Meetings

Special meetings of the Stockholders may be called by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than twenty-five percent (25%) of the votes at the meeting. Upon request in writing to the Chairman of the Board, the President, any Vice
President or the Secretary by any person (other than the Board) entitled to call a special meeting of Stockholders, the officer forthwith shall cause notice to be given to the Stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

D.   Notice of Meetings

1. Except to the extent otherwise provided by applicable law or unless lapse of time shall be waived, written notice of any Stockholders' meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote thereat. Each notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
The notice of any meeting may be accompanied by any additional documents, statements or information which may be selected by the persons calling the meeting or which may be prescribed by any applicable law or regulation.

2. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

E.   Adjourned Meetings and Notice Thereof

Any meeting of Stockholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a Stockholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

F.   Waiver of Notice

The transactions of any meeting of Stockholders, however called and noticed, and wherever held, are as valid as though they had taken place at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. No Stockholder may object to any failure to comply with the provisions of this
Section if either (i) at any time before or after the meeting he exercises a written waiver of notice or (ii) he attends one meeting in person or by proxy, except if he attends solely for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Any waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of Stockholders. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

G.   Quorum/Majority Vote

Except as otherwise provided by the laws of the State of Delaware, a majority of shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of the voting shares represented at the meeting and entitled to vote on any matter shall be the act of the Stockholders, unless the vote of a greater number or voting by classes is required by law or under the Certificate of Incorporation of the Corporation. The
Stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, provided that any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.

H.   Conduct of Meetings

Meetings of Stockholders shall be presided over by one of the following officers in the following order by seniority, if present and acting: Chairman of the Board, Vice Chairman of the Board, if any, the President or any Vice President selected in the order of chronological age. The Secretary of the Corporation or, in his absence, any Assistant
Secretary shall act as Secretary of the meeting. In lieu of the foregoing persons, the Board may designate a Chairman and/or Secretary at any meeting of the Stockholders. All meetings shall be conducted by reference to Roberts Rules of Order or other parliamentary system selected by the chairman of the meeting and not inconsistent with these Bylaws, the Certificate of Incorporation or any applicable law.

I.   Nominations for Directors

Nominations for the election of directors may be made at any meeting at which directors are to be elected by the Board or its designees or by any Stockholder entitled to vote for directors generally at that meeting. Nomination may be made by Stockholders only if written notice thereof is given to the Secretary of the Corporation at least ten
(10) days in advance of the meeting or two (2) days after service of notice of the meeting (whichever shall occur last). Said notice should identify the person or persons whom the Stockholder wishes to nominate and give the residential address of the nominee and the nominee's business qualifications for such position. The chairman of the meeting may refuse to acknowledge any nominations not made in accordance with the foregoing procedure or in accordance with applicable law.

Section 2.5    Action Without a Meeting

Any action required or permitted to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery (by hand or by certified and registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business, or to the Secretary of the Corporation. Where the approval of Stockholders is given without a meeting by less than unanimous written consent, unless the consents of all Stockholders entitled to vote have been solicited in writing, the Secretary shall give prompt notice of the corporate action approved by the Stockholders without a meeting. Such notice shall be given in the same manner as notice of Stockholders' meetings.
All such written consents shall be filed with the minutes of proceedings of the Stockholders and actions authorized or taken under such written consents shall have the same force and effect as those adopted by vote of the Stockholders at any annual or special meeting thereof.

Section 2.6    Voting of Shares

A.   In General

Except as may otherwise be prescribed by the provisions of the Certificate of Incorporation, each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the applicable law in the State of Delaware prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation and these Bylaws.

B.   Secret Voting by Ballot

Elections for directors and voting in other matters need not be by secret ballot unless any Stockholder demands voting by secret ballot on the applicable issue at the meeting and before the voting begins.

C.   Voting of Shares by Certain Holders

Shares of capital stock of the Corporation standing in the name of another Corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the by-laws of such other
Corporation may prescribe or, in the absence of such provision, as the board of directors of such other
Corporation may determine.

Shares of capital stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a Corporation declared bankrupt and entitled to vote may be voted by an administrator, executor, guardian, conservator or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official so voting.

A Stockholder whose shares of capital stock of the Corporation are pledged shall be entitled to vote such shares unless on the transfer books of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee's proxy, may represent such shares and vote thereon.

Shares of capital stock of the Corporation belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation shall be held by the Corporation, shall not be voted at any meeting of Stockholders and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this
Section 2.6.C shall be construed to limit the right of the Corporation to vote shares of capital stock of the Corporation held by it in a fiduciary capacity.

Section 2.7    Proxies

Every person entitled to vote for directors or any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the Stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Stockholder or Stockholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing signed by the person and delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the law applicable in the State of Delaware.

Section 2.8    Inspectors of Election

A.   Appointment

The Board shall, in advance of any meeting of Stockholders, appoint one or more inspectors
(individually an "Inspector," and collectively the "Inspectors") to act at such meeting and make a written report thereof. The Board may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate shall be able to act at such meeting, the person presiding at such meeting shall appoint one or more other persons to act as Inspectors thereat. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

B.   Duties

The Inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) determine the shares of capital stock of the Corporation represented at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors and (v) certify their determination of the number of such shares represented at such meeting and their count of all votes and ballots.
The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at such meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any Stockholder shall determine otherwise.

In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, ballots and the regular books and records of the Corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a Stockholder of record to cast or more votes than such Stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at the time they make their certification pursuant to this Section 2.8.B, shall specify the precise information considered by them, including the person or persons from whom they obtained such information, when the information was obtained, the means by which such information was obtained and the basis for the Inspectors' belief that such information is accurate and reliable.

Section 2.9    Record Date

In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting or entitled to express consent to any corporate action without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any such action. If no record date is fixed:

1. The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the date next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

2. The record date for determining Stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered
(by hand or by certified or registered mail, return receipt requested) to the Corporation's registered agent in the State of Delaware, its principal place of business, or to the Secretary.

3. The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than thirty
(30) days from the date set for the original meeting. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the stocklist or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

Article 3
Directors

Section 3.1    Powers

Subject to the provisions of the laws of the State of Delaware and the Certificate of Incorporation, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operations of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 3.2    Committees of the Board

The Board shall, by resolution adopted by a majority of the whole Board, designate a Supervisory
Committee consisting of six (6) directors, to serve at the pleasure of the Board. Such resolution shall provide that during intervals between meetings of the Board, the Supervisory Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation in all cases; provided, however, that the Supervisory Committee shall not have the power or authority to (i) take any of the actions set forth in nos. 1-6 in the next paragraph, (ii) contravene any specific actions or directions of the Board, or (iii) act on any matter upon which committees may not act as otherwise provided in the Delaware General Corporation Law. Such resolution shall also designate one member of the Supervisory
Committee as the "Management Member", one member as the "Independent Member" and the remaining four members as "Other Members". The Management Member and the four Other Members shall constitute a quorum at meetings of the Supervisory Committee and no action shall be taken by the Supervisory Committee without the affirmative vote of each of the four
Other Members; provided, however, that if the Management Member or any Other Member is not present at a meeting of the Supervisory Committee after having been given five Business Days (defined below) prior written notice of such meeting, then the attendance of such member shall not be required for purposes of a quorum or, with respect to the Other
Members, unanimous voting on any action to be taken at such meeting, so long as at least three members of the Supervisory Committee are present, including at least two of the Other Members, and so long as the action is approved by all Other Members present.
"Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in Los Angeles, California are authorized to be closed for business.

The Board may, by resolution adopted by a majority of the whole Board designate one (1) or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the Board.
The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether a quorum or not, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of the applicable law in the State of Delaware, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the corporate seal to be affixed to all papers which may require it, but neither the Supervisory Committee, the Audit
Committee, nor any other committee shall have the power or authority with respect to:

1.   Amending the Certificate of Incorporation
(except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of shares for, shares of any other series of the same class or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series).

2.   Adopting an agreement of merger or
consolidation under Sections 251 or 252 of the Delaware General Corporation Law.

3. Recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

4. Recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution.

5.   Amending the Bylaws of the Corporation.

6. Unless the resolutions, Bylaws, or Certificate of Incorporation expressly so provide, declaring a dividend, authorizing the issuance of stock or adopting a certificate of ownership and merger pursuant to Section 253 of the Delaware General
Corporation Law.

Section 3.3    Election and Term of Office

The directors shall be elected at each annual meeting of Stockholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of Stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected and qualified.

Section 3.4    Vacancies

A vacancy or vacancies in the Board shall be deemed to exist in case of death, resignation or removal of any director, or if the Stockholders fail, at any annual or special meeting of Stockholders at which any director or directors are elected, to elect to fill the full authorized number of directorships, each of which has previously been filled. A newly created directorship or directorships shall be deemed to exist if the authorized number of directors is increased. The Board shall have the power to declare vacant the office of a director either if he is declared of unsound mind by order of court or finally convicted of a felony. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the Stockholders. A vacancy on the Board created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of a majority of the outstanding shares entitled to vote. The Stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.
Insofar as a director or directors are elected by a class or series of stock, vacancies or newly created directorships are to be filled only by the remaining director or directors elected by such class or series or by the vote of a majority of the shares of such class or series.

Section 3.5    Removal

Subject to the rights of any shares having preferences over the common stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances, the entire
Board or any director may be removed from office, with or without cause, but only by the affirmative vote of the holders of a majority of the combined voting power of all the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

Section 3.6    Resignation

Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, the Board or the Stockholders shall have the power to elect a successor to take office when the resignation is to become effective.

Section 3.7    Meetings of the Board

A.   Regular Meetings

Regular meetings of the Board shall be held at such time and place within or without the State of Delaware as may be determined from time to time by resolution of the Board or by written consent of all members of the Board or in these Bylaws. Regular meetings shall be held upon oral or written notice given by any means in sufficient time for the convenient assembly of directors; forty-eight (48)
hours' notice delivered by mail or twelve (12) hours' notice delivered personally or by telephone, telegraph or telecopier or other similar means shall be deemed sufficient for the foregoing purpose. Any notice shall state the date, place and hour of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

B.   Organization Meetings

Immediately following each annual meeting of Stockholders, the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.
Notice of such meetings is hereby dispensed with.

C.   Special Meetings

Special meetings of the Board for any purpose or purposes shall be called at any time or place by the Chairman of the Board or by the President or by any Vice President or the Secretary or any two directors. Special meetings shall be held upon oral or written notice given by any means in sufficient time for the convenient assembly of directors;
forty-eight (48) hours' notice delivered by mail or twelve (12) hours' notice delivered personally or by telephone, telegraph or telecopier or other similar means shall be deemed sufficient for the foregoing purpose. Any notice shall state the date, place and hour of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.
D.   Notice of Adjournment

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of such adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment, in the same manner as set forth above for special meetings in Section 3.7.C.

E.   Place of Meeting

Meetings of the Board may be held at any place within or without the State of Delaware which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, then such meeting shall be held at the principal executive office of the Corporation, or such other place designated by resolution of the Board.

F.   Presence by Conference Telephone Call

Members of the Board or any committee designated by the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear each other. Such participation constitutes presence in person at such meeting.

G.   Quorum/Voting

1.   A majority of the authorized number of
directors constitutes a quorum of the Board for the transaction of business, provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment, in the same manner as set forth above for special meetings in Section 3.7.C. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, unless a greater number be required by law, by the Certificate of Incorporation or by the provisions of these Bylaws; provided, however, that these Bylaws hereby authorize the Board to adopt operating resolutions requiring a greater than majority vote with respect to certain actions. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

2. The affirmative vote of (i) at least eighty-five percent (85%) of the group of directors of the Corporation (the "Director Pool") composed of (A) all of the directors designated for election to the Board by each of Pioneer LDCA, Inc. ("Pioneer"),
Cinepole Productions B.V. ("Cinepole"), RCS Video
International Services B.V. ("RCS") and MGM Holdings
Corporation ("MGM") (the "Director Designees"), (B) two directors designated by the Chairman of the Board of the Corporation (the "Management Director
Designees") and (C) two independent directors elected to the Board by the Stockholders at large who are not Director Designees or Management
Director Designees and who would qualify as a member of the audit committee of the Board pursuant to the rules of the New York Stock Exchange and who are designated as members of the Director Pool by New
Carolco Investments, B.V., and (ii) directors designated for election to the Board by at least three (3) of the following four Stockholders:
Pioneer, Cinepole, RCS and MGM, shall be required before the following actions, decisions, expenditures and obligations are taken, made or incurred in the name of and on behalf of the
Corporation:

(a)  Any amendments to the Certificate of
Incorporation or these Bylaws which would alter (A) the voting rights of the holders of the common stock of the Corporation, the Series C Convertible
Preferred Stock, par value $1.00 per share, of the Corporation ("Series C Preferred") or the Series D
Convertible Preferred Stock, par value $1.00 per share, of the Corporation ("Series D Preferred"),
(B) the number or classes of directors on the Board,
(C) the notice and quorum requirements for meetings of the Board or Stockholders of the Corporation, (D) the constitution, powers or proceedings of the Supervisory Committee (as described in Section 3.2 above), (E) the constitution of the Director Pool or
(F) this Section 3.7.G.2;

(b)  Any merger, consolidation, liquidation,
dissolution or winding up of the Corporation or any subsidiary of the Corporation which is material to the business and operations of the Corporation and its subsidiaries taken as a whole;

(c) The disposition of any asset or assets of the Corporation or any subsidiary of the Corporation, other than in the ordinary course of business, with an aggregate fair market value in excess of $10,000,000;

(d) Any acquisition by the Corporation or any subsidiary of the Corporation of any business of another person, or any property, securities, rights or other assets in one or a series of related transactions for a consideration in excess of $10,000,000; provided, that the Corporation may acquire rights to motion pictures or other related properties or assets in the ordinary course of business, or as permitted under the employment agreement, dated as of August 10, 1994, between Carolco Pictures Inc. and Mario F. Kassar, as assumed by the Corporation (the "Kassar Employment
Agreement") and any amendments thereto, or pursuant to a resolution of the Board existing on October 20, 1993;

(e)  The creation, incurrence, assumption or
guaranty by the Corporation or any subsidiary of the Corporation of any indebtedness, obligation or liability, whether direct or contingent, in excess of $10,000,000, except for (i) film production financing incurred by the Corporation or by special purpose subsidiaries of the Corporation engaged solely in motion picture production, (ii) "pay or play" obligations related directly to motion picture production and (iii) bank financing used for general corporate purposes of the Corporation and its subsidiaries in an aggregate amount not exceeding the amount of bank financing available to be drawn pursuant to its terms at the closing of the Securities Purchase Agreement, dated as of May 25,
1993, among the Corporation, Pioneer, Cinepole and
MGM, plus $10,000,000 (collectively, "Permitted
Indebtedness").

(f) The creation, incurrence, or assumption of any lien, mortgage, pledge, security interest, charge or encumbrance by the Corporation or any subsidiary of the Corporation with respect to any property, capital stock or asset of the Corporation or any subsidiary of the Corporation, which secures payment of indebtedness of the Corporation in excess of $10,000,000, except for liens or pledges securing
Permitted Indebtedness.

(g) The declaration or payment by the Corporation or any subsidiary of the Corporation (other than special purpose subsidiaries engaged solely in motion picture production) of any dividend on its common stock or any other capital stock junior to the Series C Preferred and the Series D Preferred
(except that (A) any subsidiary of the Corporation may declare and pay dividends to the Corporation and
(B) the Corporation may declare and pay dividends on the Series C Preferred or the Series D Preferred in accordance with the terms of the Certificate of Incorporation and applicable law).

(h) The termination of, or material amendment, modification or supplement to (i) the Kassar
Employment Agreement, (ii) the Co-Production
Financing Commitment Agreement, dated as of August
19, 1993, among Carolco Pictures Inc. ("Carolco"), an affiliate of Cinepole and Tele-Communications, Inc. ("TCI"), and (iii) the Standby Purchase and
Investment Agreement, dated as of July 29, 1993, among Carolco, Cinepole, an affiliate of Cinepole, Pioneer, RCS and TCI, as amended as of the effective date of the Agreement and Plan of Merger, dated as of August 10, 1994, between the Corporation, Carolco and Carolco Acquisition Corp. (the "Merger
Agreement").

(i) Any investments, or series of investments, by the Corporation or any subsidiary of the Corporation in excess of $3,000,000, other than (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, (ii) marketable direct obligations issued by any state of the United
States of America or any political subdivision of any such state or any public instrumentality thereof, (iii) commercial paper or other corporate obligations provided that, at the time of acquisition, if the security has less than an investment grade rating obtainable from either
Standard & Poor's Corp. or Moody's Investors
Services, Inc., then the Corporation shall not purchase the security if the result would be that the Corporation would (A) have invested more than 20% of its assets in the obligations of one issuer or (B) own more than 10% of a single issue of securities, (iv) demand deposits, certificates of deposit (including Eurodollar certificates of deposit) or bankers' acceptances issued by commercial banks, savings and loans or other financial institutions organized under the laws of the United States of America or any state thereof or the District of Columbia, each having capital and surplus of, in the case of any such institution organized under the laws of the United States or any political subdivision thereof, not less than $100,000,000 or, in the case of any such institution organized under the laws of any foreign jurisdiction, not less than $500,000,000 or whose commercial paper is rated "A-1" by Standard & Poor's
Corp. or "P-1" by Moody's Investors Services, Inc.
("Qualifying Banks"), (v) repurchase agreements and reverse repurchase agreements with Qualifying Banks,
(vi) money market funds organized under the laws of the United States of America or any state thereof and administered by securities dealers of recognized national standing, (vii) any investment in subsidiaries of the Corporation 95% of the capital stock of which is owned by the Corporation, (viii) negotiable instruments endorsed for deposit or collection or similar instruments in the ordinary course of business, and (ix) any investment outstanding on the effective date of the Merger
Agreement and any extension, renewal refinancing or deferral of such investment provided that such extension, renewal, refinancing or deferral does not increase the amount of such investment outstanding on the date of such extension, renewal, refinancing or deferral.

(j) Any agreement, understanding or arrangement by the Corporation or any subsidiary of the Corporation, or the amendment of any agreement, understanding or arrangement of the Corporation or any subsidiary of the Corporation, with respect to any of the foregoing matters.

H.   Waiver of Notice

Whenever notice is required to be given to any director pursuant to Delaware law, the Corporation's
Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by such director, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express and sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.


Section 3.8    Action Without Meeting

Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or any committee, as the case may be, consent in writing to such action and the writing or writings are filed with the minutes or proceedings of the Board or committee, as the case may be.

Section 3.9    Fees and Compensation

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board.

Section 3.10   Interested Directors

The presence of a director, who is directly or indirectly a party in a contract or transaction with the Corporation, or between the Corporation and any other corporation, partnership, association or other organization in which such director is a director or officer or has a financial interest, may be counted in determining whether a quorum is present at any meeting of the Board or a committee thereof at which such contract or transaction is discussed or authorized, and such director may participate in such meeting to the extent permitted by applicable law, including Section 144 of the Delaware General
Corporation Law.

Article 4
Officers

Section 4.1    Officers

The officers of the Corporation shall consist of a Chairman of the Board or a President, or both, a Secretary, a Chief Financial Officer, and such additional officers as may be elected or appointed in accordance with Section 4.3 of these Bylaws and as may be necessary to enable the Corporation to sign instruments and share certificates. Any number of offices may be held by the same person.

Section 4.2    Elections

All officers of the Corporation, except such officers as may be otherwise appointed in accordance with Section 4.3, shall be chosen by the Board, and each shall hold his office until he shall resign or be removed or is otherwise disqualified to serve, or until his successor is chosen and qualified.

Section 4.3    Other Officers

The Board, at its discretion, may appoint, or empower the Chairman of the Board to appoint, a Chief Operating Officer, one or more Vice
Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, or such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as set forth in the Bylaws or as the Board or the President may from time to time determine.

Section 4.4    Removal

Any officer may be removed, either with or without cause, by the Board, at any regular or special meeting thereof, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board
(subject, in each case, to the rights, if any, of an officer under contract of employment).

Section 4.5    Resignation

Any officer may resign at any time by giving written notice to the Board or to the President, or to the Secretary of the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.6    Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 4.7    Chairman of the Board

The Board may choose a Chairman of the Board from among its members. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and at all meetings of the Stockholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 4.8 below. The Chairman of the Board shall hold office until the organizational meeting of the Board next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal.

Section 4.8    President

Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be general manager and Chief Executive Officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. In the absence of the Chairman of the Board, or if there be none, he shall preside at all meetings of the Board and at all meetings of Stockholders. He shall have the general powers and duties of management usually vested in the office of President of a Corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

Section 4.9    Secretary

The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may order, a book of minutes of all meetings of Stockholders, the Board and committees of the Board, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at the directors' or committee meetings, the number of shares present or represented at Stockholders' meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, record of its Stockholders giving the names and addresses of all Stockholders and the number and class of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation. This information may be kept in written form or in any other form capable of being converted into written form.

The Secretary shall give, or cause to be given, notice of all the meetings of the Stockholders and of the Board required by the Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the Bylaws.

Section 4.10   Chief Financial Officer

The Chief Financial Officer, who shall report on a day to day basis to the President or Chief Executive
Officer, shall be subject to the control and general supervision of the Supervisory Committee of the Board, subject in all cases to the ultimate supervision of the Board. The Chief Financial
Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall have such other powers and duties as may be prescribed by the Supervisory
Committee or these Bylaws. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer's signature is required.

Section 4.11   Treasurer

The Treasurer shall keep or cause to be kept the books and records of account as provided for and in accordance with Section 6.1 of these Bylaws. The books of account shall at all reasonable times be open to inspection by any director. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The
Treasurer, who shall report on a day to day basis to the Chief Financial Officer or, if there is no Chief
Financial Officer, to the President or Chief
Executive Officer, shall be subject to the control and general supervision of the Supervisory Committee of the Board (subject in all cases to the ultimate supervision of the Board), and shall disburse the funds of the Corporation as may be ordered by the Supervisory Committee, shall render to the Chief
Executive Officer and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Supervisory Committee or these Bylaws.

Section 4.12   Vice President

In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. Each Vice
President shall have such other powers and perform such other duties as from time to time may be prescribed for them.

Section 4.13   Chief Operating Officer

The Chief Operating Officer, who shall report on a day to day basis to the President or Chief Executive
Officer, shall have such authority and perform such duties as the Supervisory Committee may from time to time determine (subject in all cases to the ultimate supervision of the Board).

Article 5
Indemnification and Insurance

Section 5.1    Definitions

For purposes of this Article 5 the following definitions shall apply:

"Agent" means any person who: (i) is or was a director, officer, employee, or other agent of this Corporation; or (ii) is or was serving at the request of this Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise ("enterprise"); or (iii) was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of this Corporation or of another enterprise at the request of such predecessor corporation.

"Predecessor Corporation" shall include, any constituent corporations (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its agents, so that any person who is or was an agent of such constituent corporation, or is or was serving at the request of such constituent corporation as agent of another enterprise, shall stand in the same position under and subject to the provisions of this Article 5 (including, without limitation, the provisions of Section 5.5) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

"Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether internal or external to the Corporation.

"Expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Article 5.

"Losses" means the total amount which the agent becomes legally obligated to pay in connection with any proceeding including judgments, fines, amounts paid in settlement and expenses.

For purposes of this Article 5, references to "other enterprises" shall include employee benefit plans;
references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of this Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 5.

Section 5.2    Third Party Actions

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any proceeding
(other than an action by or in the right of the Corporation) by reason of the fact that he is or was an agent of the Corporation against losses paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 5.3    Actions by or in the Right of the
Corporation

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an agent of the Corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 5.4    Successful Defense

To the extent that an agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 5.2 and 5.3, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Section 5.5    Determination of Conduct

Any indemnification under Sections 5.2 or 5.3
(unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.2 and 5.3. Such determination shall be made (1) by the Board of Directors or the Supervisory Committee by a majority vote of a quorum consisting of directors who were not parties to such proceeding or (2) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the Stockholders.

Section 5.6    Payment of Expenses in Advance

Expenses incurred by an agent in connection with a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 5.

Section 5.7    Indemnity Not Exclusive

The indemnification and advancement of expenses provided by, or granted pursuant to, the other provisions of this Article 5, shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 5.8    Insurance Indemnification

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an agent of the Corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 5 or of
Section 145 of the Delaware General Corporation Law.

Section 5.9    Heirs, Executors and Administrators

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article 6
Miscellaneous

Section 6.1    Books of Accounts and Proceedings

The Corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its Stockholders, Board and committees of the Board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted to written form.

Section 6.2    Rights of Inspection

A.   By Stockholders

1.   Record of Stockholders

The Secretary shall prepare and make, at least ten
(10) days before every meeting of Stockholders, a complete list of Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at such place as specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. Further, any Stockholder, in person or by attorney or other agent, upon written demand under oath stating the purposes thereof, has the right, during usual business hours, to inspect for any proper purpose the Corporation's list of Stockholders. Such Stockholder has the right to make copies or extracts therefrom. A proper purpose for Section 6.2.A shall mean a purpose reasonably related to such person's interest as a Stockholder.
In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the Corporation at its principal place of business. The Corporation shall either permit the right to inspection or reply to the written demand within five (5) business days of receiving the demand.

2.   Corporate Records

Any Stockholder or holder of a voting trust, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during usual business hours, to inspect for any proper purpose the Corporation's stock ledger, a list of its Stockholders and its other books and records pursuant to the provisions of Section 220 of the Delaware General Corporation
Law. This right of inspection shall also extend to the records of any subsidiary of the Corporation.

B.   By Directors

Every director shall have the right at any reasonable time to examine the Corporation's stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to his position as a director. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 6.3    Checks, Drafts, Etc.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

Section 6.4    Authority to Execute Contracts

The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and subject to the applicable laws of the State of Delaware. Such authority may be general or confined to specific instances and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

Section 6.5    Representation of Shares of Other
Corporations

The Chairman of the Board, if any, President or any Vice President and the Secretary or any Assistant
Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 6.6    Construction and Definitions

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the corporation laws of the State of Delaware shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

Section 6.7    Reimbursement of Disallowed
Compensation

Any payments made to an officer or director of the Corporation including, but not limited to, payments of compensation, interest, rent or reimbursement for expenses, which payments are disallowed to the Corporation in whole or in part by the Internal
Revenue Service as a deductible business expense, shall, at the option of the Corporation, be reimbursed by such officer or director to the Corporation to the full extent of the amount so disallowed. Any officer or director of the Corporation who shall have received payment of any such amounts so disallowed shall promptly, on demand, reimburse the Corporation for same. The
Corporation may withhold the amount of any such disallowance with respect to payments to any given officer or director from the future compensation or other payments which may be due or become due to such officer or director, if he does not reimburse the Corporation on demand.

Article 7
Amendments

Section 7.1    Power of Stockholders

New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of Stockholders entitled to exercise a majority of the voting power of the Corporation or by the written consent of such Stockholders, except as otherwise provided by law or by the Certificate of Incorporation.

Section 7.2    Power of Directors

Subject to the right of Stockholders as provided in
Section 7.1 to adopt, amend or repeal Bylaws, any Bylaw may be adopted, amended or repealed by the Board.

Article 8
Emergency Provisions

Section 8.1    General

The provisions of this Article shall be operative only during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of the Board or Stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot be convened. Said provisions in such event shall override all other Bylaws of the Corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the Corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article. No officer, director or employee acting in accordance with any provision of this Article shall be liable except for willful misconduct.

Section 8.2    Unavailable Directors

All directors of the Corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

Section 8.3    Authorized Number of Directors

The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to
Section 8.2, or the minimum number required by law, whichever number is greater.

Section 8.4    Quorum

The number of directors necessary to constitute a quorum shall be one-third (1/3rd) of the authorized number of directors as specified in the foregoing
Section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the bylaws of a corporation to specify.

Section 8.5    Creation of Emergency Committee

In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 8.2 is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the Corporation pursuant to such powers and authorities and shall have all other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 8.6    Constitution of Emergency Committee

The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 8.2, provided that such remaining directors are not less than three (3) in number. In the event such remaining directors are less than three (3) in number, the emergency committee shall consist of three (3) persons, who shall be the remaining director or directors and either one (1) or two (2) officers or employees of the Corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three (3) most senior officers of the Corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the Corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the Corporation available, the emergency committee shall consist of three (3) persons designated in writing by the Stockholder owning the largest number of shares of record as of the date of the last record date.

Section 8.7    Powers of Emergency Committee

The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

Section 8.8    Directors Becoming Available

Any person who has ceased to be a director pursuant to the provisions of Section 8.2 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

Section 8.9    Election of Board

The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a Board, and upon such election all the powers and authorities of the emergency committee shall cease.

Section 8.10   Termination of Emergency Committee

In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 8.2 become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

The undersigned, being the Secretary of Carolco
Entertainment Inc., hereby certifies that the foregoing Bylaws were adopted as the Bylaws of said
Corporation by its Board of Directors on [________], 1994.



__________________________________________
[_____], Secretary